EXHIBIT 21.1

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT



                                                                   PLACE OF
NAME                                                             ORGANIZATION


Columbia Analytical Services, Inc.                                Washington

EMCON Alaska, Inc.                                                Alaska

ET Environmental Corporation (50/50 Joint Venture
with The Turner Construction Company)                             Delaware

Organic Waste Technologies, Inc.                                  Delaware

National Earth Products, Inc.                                     Pennsylvania

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